Exhibit 4.14

Letter of Undertakings

Whereas:

1.

I, Hu Wenyan (a Chinese citizen, ID card no.***), the spouse of Xu Yi, a natural person, (ID card no.***) who holds 44.3080% equity in Shanghai Hode Information Technology Co., Ltd. (the “Company”) (hereinafter referred to as the “Target Equity”);

2.

In respect the aforesaid Target Equity, on December 23, 2020, Hode Shanghai Limited respectively: (1) executed the Exclusive Business Cooperation Agreement with the Company; (2) executed the Exclusive Option Agreement with the Company and all its shareholders; (3) executed the Equity Pledge Agreement with the Company and all its shareholders; (4) all shareholders of the Company executed the Power of Attorney, which constitutes the contractual arrangements in respect of the Company, together with the aforesaid Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and the Equity Pledge Agreement (hereinafter referred to as the “Contractual Arrangements”).

I hereby acknowledge and unconditionally and irrevocably undertake:

1.

I acknowledge that the aforesaid Target Equity shall be attributable to Xu Yi regardless of the circumstances, and Xu Yi may mortgage, sell or otherwise dispose of the Target Equity in accordance with the Contractual Arrangements without my consent.

2.

I acknowledge that the foresaid Target Equity is not the common property of me and Xu Yi, and that I do not enjoy any interests in the foresaid Target Equity (including rights acquired through the relevant Contractual Arrangements), and that I will not take any action to interfere with the Contractual Arrangements, including but not limited to any claim for the foresaid Target Equity and rights obtained through the Contractual Arrangements.

3.	I undertake that I have not and will not plan to actually participate in the management of the Company and will not claim any interest relating to the equity and assets of the Company.

4.

Xu Yi may execute any amendment or change document to the Contractual Arrangements on the Target Equity without my signature, confirmation, consent or affirmation. If necessary, I undertake to execute all necessary documents and take all necessary actions to ensure that the Contractual Arrangements revised from time to time are properly performed. If, for any reason, I directly or indirectly acquire part or all of the Target Equity, my successor, agent and/or assets administrator and I agree unconditionally to be bound by this Letter of Undertakings and the Contractual Arrangements. To this end, I agree to cooperate in all necessary actions and execute all necessary documents.

5.	I acknowledge and agree that, after the execution hereof, the equity of the Company newly acquired by Xu Yi will also be bound by this Letter of Undertakings and the Contractual Arrangements.

6.

I further undertake and warrant that, under no circumstances, directly or indirectly, actively or passively, will I take any action or make any claim or lawsuit with the intention which conflicts with the above arrangement, or act or not act as an obstacle to the continued validity and performance of the Contractual Arrangement. If the regulatory agency requests me to amend the contents of this Letter of Undertakings, I will cooperate unconditionally and promptly. At the same time, I undertake that this Letter of Undertakings, once executed, shall supersede any other legal documents previously issued or executed by me on the same subject matter.

7.

I acknowledge that the above undertaking is my true intention without any coercion or threat. I fully understand the contents and legal consequences of this Letter of Undertakings and agree to execute this Letter of Undertakings.

8.

I further acknowledge that the undertaking, acknowledgement, consent and authorization contained herein are unconditional and irrevocable and shall not be revoked, derogated, void or otherwise adversely affected by my loss of civil capacity, limitation of civil capacity, my death, my divorce or other similar events.

This Letter of Undertakings shall take effect immediately upon my signature and shall remain in force and effect.

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[This page has no text and is the signature page of the Letter of Undertakings]

Signature:	/s/ Hu Wenyan

December 23, 2020

Signature page of Letter of Undertakings

Letter of Undertakings

Whereas:

1.

I, Yang Qitao (a Chinese citizen, ID card no.***), the spouse of Chen Rui, a natural person, (ID card no.***) who holds 52.3030% equity in Shanghai Hode Information Technology Co., Ltd. (the “Company”) (hereinafter referred to as the “Target Equity”);

2.

In respect the aforesaid Target Equity, on December 23, 2020, Hode Shanghai Limited respectively: (1) executed the Exclusive Business Cooperation Agreement with the Company; (2) executed the Exclusive Option Agreement with the Company and all its shareholders; (3) executed the Equity Pledge Agreement with the Company and all its shareholders; (4) all shareholders of the Company executed the Power of Attorney, which constitutes the contractual arrangements in respect of the Company, together with the aforesaid Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and the Equity Pledge Agreement (hereinafter referred to as the “Contractual Arrangements”).

I hereby acknowledge and unconditionally and irrevocably undertake:

1.

I acknowledge that the aforesaid Target Equity shall be attributable to Chen Rui regardless of the circumstances, and Chen Rui may mortgage, sell or otherwise dispose of the Target Equity in accordance with the Contractual Arrangements without my consent.

2.

I acknowledge that the foresaid Target Equity is not the common property of me and Chen Rui, and that I do not enjoy any interests in the foresaid Target Equity (including rights acquired through the relevant Contractual Arrangements), and that I will not take any action to interfere with the Contractual Arrangements, including but not limited to any claim for the foresaid Target Equity and rights obtained through the Contractual Arrangements.

3.	I undertake that I have not and will not plan to actually participate in the management of the Company and will not claim any interest relating to the equity and assets of the Company.

4.

Chen Rui may execute any amendment or change document to the Contractual Arrangements on the Target Equity without my signature, confirmation, consent or affirmation. If necessary, I undertake to execute all necessary documents and take all necessary actions to ensure that the Contractual Arrangements revised from time to time are properly performed. If, for any reason, I directly or indirectly acquire part or all of the Target Equity, my successor, agent and/or assets administrator and I agree unconditionally to be bound by this Letter of Undertakings and the Contractual Arrangements. To this end, I agree to cooperate in all necessary actions and execute all necessary documents.

5.	I acknowledge and agree that, after the execution hereof, the equity of the Company newly acquired by Chen Rui will also be bound by this Letter of Undertakings and the Contractual Arrangements.

6.

I further undertake and warrant that, under no circumstances, directly or indirectly, actively or passively, will I take any action or make any claim or lawsuit with the intention which conflicts with the above arrangement, or act or not act as an obstacle to the continued validity and performance of the Contractual Arrangement. If the regulatory agency requests me to amend the contents of this Letter of Undertakings, I will cooperate unconditionally and promptly. At the same time, I undertake that this Letter of Undertakings, once executed, shall supersede any other legal documents previously issued or executed by me on the same subject matter.

7.

I acknowledge that the above undertaking is my true intention without any coercion or threat. I fully understand the contents and legal consequences of this Letter of Undertakings and agree to execute this Letter of Undertakings.

8.

I further acknowledge that the undertaking, acknowledgement, consent and authorization contained herein are unconditional and irrevocable and shall not be revoked, derogated, void or otherwise adversely affected by my loss of civil capacity, limitation of civil capacity, my death, my divorce or other similar events.

This Letter of Undertakings shall take effect immediately upon my signature and shall remain in force and effect.

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[This page has no text and is the signature page of the Letter of Undertakings]

Signature:	/s/ Yang Qitao

December 23, 2020

Signature page of Letter of Undertakings